EXHIBIT 10.1

                              CONSULTING AGREEMENT

THIS AGREEMENT is made effective as of this 1st day of April, 2001, by and between EQUITY TECHNOLOGIES & RESOURCES, INC., a Delaware corporation, and RUSBAR FINANCIAL SERVICES, INC., a Kentucky corporation.

WHEREAS, in this Agreement, the party who is contracting to receive services shall be referred to as COMPANY, and the party who will be providing the services shall be referred to as CONSULTANT; and,

WHEREAS, CONSULTANT has a experience in financial and banking matters, public and media relations, marketing, medical service transactions, drug testing, governmental relations, and experience with organizations and related technology in the business world and healthcare industry and is willing to provide services to COMPANY based on said training and experience, and to secure the services of other consultants to perform similar services; and,

WHEREAS, COMPANY desires to have these services provided by Consultant; and,

NOW, THEREFORE, in consideration of the terms and conditions hereof and other good and valuable consideration, the aforementioned parties do hereby agree as follows:

1. DESCRIPTION OF SERVICES. Beginning on the 1st day of April, 2001, CONSULTANT has and will provide the following services (collectively, the "services"). CONSULTANT will offer its expertise and experience in organizing and assisting COMPANY in areas including, but not limited to, banking and financial matters, marketing, public and media relations, drug testing, governmental relations, and identifying and implementing appropriate incentive participation programs for prescribing physicians, pharmacies, pharmaceutical companies and insurers and any other matters pertaining to the healthcare industry.

2. PERFORMANCE OF SERVICES. The manner in which the Services are to be performed shall be determined by CONSULTANT and COMPANY will rely on CONSULTANT to do whatever may be reasonably necessary to fulfill its obligations under this agreement.

3.   PAYMENT. COMPANY will pay a fee to CONSULTANT for the Services as follows:

     COMPANY will pay to CONSULTANT for the Services, based on a 3-year term, a fee of $100,000 USD per year, paid in not less than annual installments or as the parties may agree.



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4.   EXPENSES OF  CONSULTANT:  CONSULTANT  agrees to bear the cost of its out of pocket expenses and agrees to pay a pro-rata share of office and overhead expenses of COMPANY, e.g. rent, telephone, postage, fed ex, copies, staff expenses, etc. as the parties may agree from time to time.

5. RELATIONSHIP OF PARTIES. The parties understand that CONSULTANT is an independent contractor with respect to COMPANY and not an employee. COMPANY will not provide fringe benefits of any sort, including health insurance, paid vacation, or any other employee benefit for CONSULTANT.

6. EMPLOYEES. The provisions of this Agreement shall also bind any employees or associates of CONSULTANT, or other consultants who perform services for CONSULTANT or COMPANY under the terms of this Agreement.

7. ASSIGNABILITY. The parties agree that CONSULTANT may no assign its role or compensation in this Agreement to any third party, unless first approved in writing by the COMPANY, which consent shall not be unreasonably withheld.

8. NOTICES. All notices required or permitted under this Agreement shall be in writing and shall be deemed delivered when delivered in person, by Registered Mail, or properly acknowledged, by Federal Express, addressed as follows:

         IF for COMPANY:
                                    EQUITY TECHNOLOGIES & RESOURCES, INC.
                                    Frank G. Dickey, Jr., President & CEO
                                    1050 Chinoe Road.
                                    Suite 304
                                    Lexington, KY 40502

         IF for CONSULTANT:
                                    RUSBAR FINANCIAL SERVICES, INC.
                                    Frank Barker, President
                                    2201 Lakeside Drive
                                    Lexington, KY 40502

9.   EXECUTION. This agreement may be signed by fax and in counterparts.


10. AMENDMENT. This Agreement may be modified or amended if the amendment is made in writing and is signed by both parties.

11. SEVERABILITY. If any provision of this Agreement shall be held to be invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable. If a court finds that any provision of this Agreement is invalid or unenforceable, but that by limiting such provision it would become valid and enforceable, then such provision shall be deemed to be written, construed, and enforced as so limited.


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12.  WAIVER OF  CONTRACTUAL  RIGHT.  The  failure of either  part to enforce any provision of this Agreement shall not be construed as a waiver or limitation of that party's right to subsequently enforce and compel strict compliance with every provision of this Agreement.

13. APPLICABLE LAW. This Agreement shall be governed by and be interpreted under the laws of the Commonwealth of Kentucky, without giving effect to the principles of conflict of laws, with all parties agreeing that any legal action arising from a breach of the agreement shall be brought in the Courts of Kentucky, which shall have the exclusive venue and jurisdiction over the subject matter and the parties to this Agreement.

14. ENTIRE AGREEMENT/CONTRACTUAL CAPACITY. This Agreement contains the entire agreement of the parties and there are no other promises or conditions in any other agreement whether oral or written. This Agreement supersedes any prior written or oral agreements between the parties. The parties stipulate that the signatories to this agreement have full authorization and contractual capacity on behalf of their respective organizations.


EQUITY TECHNOLOGIES & RESOURCES, INC.


By: /s/ Frank G. Dickey
--------------------------------------
Frank G. Dickey, Jr. President & CEO



RUSBAR FINANCIAL SERVICES, INC.


By: /s/Frank Barker
--------------------------------------
 Frank Barker, President



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